Exhibit 21.1

SAFEWAY INC.

SCHEDULE OF SUBSIDIARIES

As of January 1, 2005

The following is a list of the Company’s wholly-owned subsidiaries and includes all subsidiaries deemed significant. Twenty-four companies are not listed because they are maintained solely for the purpose of holding licenses or because they are non-wholly owned.

Blackhawk Marketing Holdings Ltd. and its subsidiary:
Blackhawk (HK) Limited
Blackhawk Marketing, LLC
Blackhawk Marketing Services, Inc.
Cayam Energy, LLC
ePOS! Marketing Company
GFM Holdings I, Inc. and its subsidiary:
GFM Holdings LLC, general partner of:
Genuardi’s Family Markets LP
GFM Holdings II, Inc.
Milford Insurance (Bermuda) Ltd.
Milford Insurance Brokerage Services, Inc.
Oakland Property Brokerage Inc.
Omnibrands, Inc.
Pak ‘N Save, Inc.
Photo Acquisition I, Inc. and its subsidiary:
Everett Realty Advisors, LLC
Photo Acquisition II, Inc.
Randall’s Holdings, Inc. and its subsidiaries:
Randall’s Finance Company, Inc.
Randall’s Food Markets, Inc., general partner of:
Randall’s Food & Drugs LP and its subsidiary:
Randall’s Management Company, Inc. and its subsidiary:
Randall’s Beverage Company, Inc.
Randall’s Investments, Inc.
SSI – AK Holdings, Inc. and its subsidiary:
Carr-Gottstein Foods Co. and its subsidiaries:
AOL Express, Inc.
APR Forwarders, Inc.
Safeway Australia Holdings, Inc.
Safeway Canada Holdings, Inc. and its subsidiary:
Safeway New Canada, Inc. and its subsidiary:
Safeway Foreign Sales Limited and its subsidiary:
Canada Safeway Holdings Limited and its subsidiaries:
Safeway Ontario Finance Corporation
Canada Safeway Ltd. and its subsidiaries:
Canada Safeway Liquor Stores Limited
The Canada Safeway Foundation
Safeway Int’l Finance Corp. of Canada Ltd.
Spud Holdings East Coast Ltd.

Safeway Claim Services, Inc.
Safeway Corporate, Inc. and its subsidiaries:
Safeway Stores 67, Inc.
Safeway Stores 68, Inc.
Safeway Stores 69, Inc.
Safeway Stores 70, Inc.
Safeway Dallas, Inc. and its subsidiaries:
Avia Partners, Inc.
Safeway Stores 78, Inc.
Safeway Stores 79, Inc.
Safeway Stores 80, Inc.
Safeway Stores 82, Inc.
Safeway Stores 85, Inc.
Safeway Stores 86, Inc.
Safeway Stores 87, Inc.
Safeway Stores 88, Inc.
Safeway Stores 89, Inc.
Safeway Stores 90, Inc.
Safeway Stores 91, Inc.
Safeway Stores 92, Inc.
Safeway Stores 96, Inc.
Safeway Stores 97, Inc.
Safeway Stores 98, Inc.
Safeway Denver, Inc. and its subsidiaries:
Safeway Stores 44, Inc.
Safeway Stores 45, Inc.
Safeway Stores 46, Inc.
Safeway Stores 47, Inc.
Safeway Stores 48, Inc.
Safeway Stores 49, Inc.
Safeway Stores 50, Inc.
Safeway Holdings I, Inc.
Safeway Leasing, Inc.
Safeway Liquor Stores, Inc.
Safeway of Western Nebraska, Inc.
Safeway Philtech Holdings, Inc. and its subsidiary:
Safeway Philtech Inc.
Safeway Richmond, Inc. and its subsidiaries:
Safeway Stores 59, Inc.
Safeway Stores 58, Inc. and its subsidiary:
Safelease, Inc.
Safeway Select Gift Source, Inc.

Safeway Southern California, Inc. and its subsidiaries:
Safeway Stores 18, Inc.
Safeway Stores 26, Inc.
Safeway Stores 28, Inc.
Safeway Stores 31, Inc.
The Vons Companies, Inc. and its subsidiary:
Vons Food Services, Inc.
Safeway Stores 42, Inc.
Safeway Stores 43, Inc.
Safeway Stores 64, Inc.
Safeway Stores 99, Inc.
Safeway Stores, Incorporated
Safeway Supply, Inc. and its subsidiaries:
Consolidated Procurement Services, Inc.
Safeway Stores 71, Inc.
Safeway Stores 72, Inc.
Safeway Stores 73, Inc.
Safeway Stores 74, Inc.
Safeway Stores 75, Inc.
Safeway Stores 76, Inc.
Safeway Stores 77, Inc.
Safeway Trucking, Inc.
Taylor Properties, Inc.
The Safeway Foundation
Vons REIT, Inc. and its subsidiary:
Dominick’s Supermarkets, Inc. and its subsidiaries:
Blackhawk Properties, Inc.
Blackhawk Developments, Inc.
Dominick’s Finer Foods, LLC and its subsidiaries:
Dominick’s Finer Foods, Inc. of Illinois
The Dominick’s/Omni Foundation
Dodi Hazelcrest, Inc.
Kohl’s of Bloomingdale, Inc.
Save-It Discount Foods Corporation